7961 SHAFFER PARKWAY Exhibit 99.1
SUITE 5
LITTLETON, COLORADO 80127
TELEPHONE (720) 981-1185
FAX (720) 981-1186

Trading Symbol: VGZ
Toronto and NYSE Amex Equities Stock Exchange

NEWS

Vista Gold & Midas Gold Enter into Combination Agreement in respect of Idaho Gold Properties
Consolidates Major Gold District with 3 Significant Gold Deposits plus Exploration Upside Potential

Denver, Colorado, February 23, 2011 - Vista Gold Corp. ("Vista", TSX & NYSE Amex Equities: VGZ) and Midas Gold, Inc. ("Midas", a private Washington company) today announced that Midas and certain of Vista’s US subsidiaries have executed a Combination Agreement (“the Combination Agreement”) whereby they will contribute their respective Idaho gold assets through a share exchange and contribution to Midas Gold Corp., a new Canadian private company (“Midas Gold”).  If the plan of share exchange is approved by the shareholders of Midas, and all other conditions to the transaction are satisfied or waived, Midas Gold will be owned, on a fully diluted basis, 65% by Midas and 35% by Vista.

“We believe the combination of Vista’s and Midas’ Idaho gold assets is the first step towards fully valuing our holdings in the Stibnite-Yellow Pine gold district,” said Mike Richings, Executive Chairman & CEO of Vista.  “The combined holdings will create a company with sizeable gold deposits and district exploration potential.  Advancement of our Yellow Pine and the Midas properties will be the sole focus of Midas Gold under the very capable leadership of Mr. Stephen Quin.  Vista has been successful with similar asset rationalization strategies in the past and we believe our shareholders will benefit from Vista US’ shareholding in Midas Gold and Midas Gold’s focused exploration of these assets.”

“The Combination Agreement with Vista will finally consolidate the Stibnite-Yellow Pine gold district under one company, which should allow for the first systematic evaluation of gold potential in the district, unconstrained by artificial property boundaries,” said Stephen Quin, President & CEO of Midas Gold. “Midas will be contributing the Hangar Flats and West End gold deposits, with their significant estimated gold mineral resources, along with its significant and highly prospective land holdings, to Midas Gold, while Vista is contributing Yellow Pine, the largest gold deposit in the district,” he said.  “In addition, considerable upside exploration potential remains, with opportunities to expand all three known gold deposits along strike and to depth.  Further, there is potential to discover entirely new deposits, based on information contained within an extensive exploration database covering Midas' extensive land holdings in the district.”

Combination Agreement
The reorganization of the ownership of the Stibnite-Yellow Pine gold district will be effected pursuant to the Combination Agreement among Midas, Midas Gold , Vista’s wholly-owned subsidiary, Vista Gold U.S. Inc, a Delaware corporation (“Vista US”) and its wholly owned subsidiary, Idaho Gold Resources, LLC, an Idaho limited liability company (“Idaho Gold”), assuming the plan of share exchange is approved by the shareholders of Midas at a special meeting and all of the other conditions to the closing of the reorganization are satisfied or waived.  Following the execution of the Combination Agreement, Midas will hold a special meeting of its shareholders (the “Special Meeting”).  The purpose of the Special Meeting is to consider and approve a plan of share exchange (the “Plan of Share Exchange”) between Midas and Midas Gold pursuant to which Midas’ outstanding shares of common stock (the “Midas Shares”) and outstanding options (the “Midas Options”), other than Midas Shares held by dissenting shareholders, will be exchanged for common shares and options of Midas Gold (the “Midas Gold Shares” and “Midas Gold Options”, respectively), with the result that Midas will become a wholly-owned subsidiary of Midas Gold.

The Plan of Share Exchange is part of a broader, integrated transaction undertaken pursuant to the terms of the Combination Agreement, pursuant to which, if the Plan of Share Exchange is approved at the Special Meeting and the other conditions to closing specified in the Combination Agreement are satisfied or waived:

1.
Vista US will: (a) organize Idaho Gold Holding Company, as a wholly-owned Idaho corporation (“Idaho Holdco”); (b) contribute its equity interests in Idaho Gold to Idaho Holdco, and (c) at closing, contribute all of the issued and outstanding shares of common stock of Idaho Holdco to Midas Canada as a capital contribution, in exchange for that number of Midas Gold Shares equal to, on a fully diluted basis, thirty-five percent (35%) of the Midas Gold Shares that are issued and outstanding at the time the transactions specified in the Combination Agreement and the Plan of Exchange are completed;

2.
The shareholders of Midas, other than any dissenting shareholders, will contribute their Midas Shares to Midas Gold in exchange for that number of Midas Gold Shares equal to, on a fully diluted basis, sixty-five percent (65%) of the Midas Gold Shares that are issued and outstanding at the time the transactions specified in the Combination Agreement and the Plan of Exchange are completed; and

3.	The holders of Midas Option will exchange their Midas Options for Midas Gold Options of like tenor.

About the Golden Meadows Project
The Stibnite-Yellow Pine gold district lies at the intersection of major regional fault systems and lies on the margin of the western ring fracture margin of the tertiary Thunder Mountain caldera complex.  Gold mineralization within the Golden Meadows Project appears to be related to an intrusion-related, gold-rich system overprinted by a younger, epithermal gold system with increased silver and antimony.  Historic gold production from the district is estimated at approximately one million ounces, primarily from underground, higher-grade gold-antimony production at Hangar Flats from 1925-38, open pit mining at Yellow Pine from 1938-52, and from heap leaching of oxide gold occurrences, including West End, Garnet Creek and Homestake, from 1974 to 1997.  The deeper sulphide gold potential has seen little modern exploration. The principal gold deposits identified to date within the Golden Meadows Project are Midas’ Hangar Flats and West End deposits, and Vista’s Yellow Pine deposit, all of which are associated with significant structural corridors.  In addition, numerous other gold targets have been identified, with potential for both shallow oxide mineralization and deeper sulphide potential.

The independent resource estimate for the Yellow Pine deposit was initially announced by Vista on November 19, 2003, and the “Yellow Pine Project, Idaho, USA, Technical Report” was filed on SEDAR on December 12, 2003.  Vista subsequently incorporated those mineral resources in the “Preliminary Assessment of the Yellow Pine Project, Yellow Pine, Idaho” filed on SEDAR on December 15, 2006.  Both documents are filed under Vista’s profile on SEDAR (www.sedar.com).

Since the filing of the 2006 preliminary assessment for Yellow Pine, there has been no drilling within the area of the mineral resource estimate for Yellow Pine.  As part of the combination of the Midas and Vista properties, Midas has retained SRK Consulting (US) Inc. (“SRK”) to complete a new NI 43-101 compliant mineral resource estimate for the Yellow Pine deposit using similar technical parameters as those used for the Midas properties.  Given that Midas has recovered additional historic data, the different approaches to the estimation of mineral resources and current economic conditions used by SRK, combined with the lack of recent drilling at Yellow Pine, the mineral resource estimate for Yellow Pine may change.  Further, SRK is likely to require some additional confirmatory drilling at Yellow Pine before it can classify the deposit in the indicated or measured categories.  Therefore, following the combination, some or all of the mineral resources at Yellow Pine are expected to be reclassified into the inferred category until Midas Gold completes the confirmatory drilling during the summer of 2011.  It is anticipated that SRK will complete its new mineral resource estimate for the Yellow Pine deposit by the end of March 2011.

As noted in the February 22, 2011 news release by Midas, all three deposits in the Stibnite-Yellow Pine gold district remain open to expansion with opportunities to expand all three known gold deposits along strike and to depth.  Further, there is potential to discover entirely new deposits based on information contained within an extensive exploration database.

About Vista Gold Corp.

Vista is focused on the development of the Mt. Todd gold project in Northern Territory, Australia, and the Concordia gold project in Baja California Sur, Mexico, to achieve its goal of becoming a gold producer. Vista’s other holdings include the Guadalupe de los Reyes gold project in Mexico, the Yellow Pine gold project in Idaho, the Awak Mas gold project in Indonesia, and the Long Valley gold project in California. For more information about our projects, including technical studies and resource estimates, please visit our website at www.vistagold.com.

This press release contains forward-looking statements within the meaning of the U.S. Securities Act of 1933, as amended, and U.S. Securities Exchange Act of 1934, as amended, and forward-looking information within the meaning of Canadian securities laws.  All statements, other than statements of historical facts, included in this press release that address activities, events or developments that Vista expects or anticipates will or may occur in the future, including such things as, estimates of mineral resources, the conversion of inferred mineral resources to measured and indicated resources, the conversion of mineral resources to mineral reserves, the potential to expand the resource base at the Yellow Pine gold project, the timing for completion and expected results of the 43-101 resource estimate by Midas relating to its properties in the District, potential gold resources at the Yellow Pine gold project and on Midas properties located in the District, the entering into a definitive agreement with Midas, the extinguishment of the 5% net smelter returns royalty on the Yellow Pine gold project, the timing for the completion of the definitive agreement and completion of the proposed transaction, the potential upsize resulting from the combination of the Yellow Pine gold project with Midas’ assets in the District, the quantum of the potential value realization, if any, resulting from the proposed transaction, and other such matters are forward-looking statements and forward-looking information.  When used in this press release, the words “optimistic,” “potential,” “indicate,” “expect,” “intend,” “hopes,” “believe,” “may,” “will,”, “could”, “if,” “anticipate,” and similar expressions are intended to identify forward-looking statements and forward-looking information.  These statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of Vista to be materially different from any future results, performance or achievements expressed or implied by such statements.  Such factors include, among others, negotiating a satisfactory definitive agreement, timing for completing the definitive agreement, obtaining board and regulatory approvals, tax consequences of the proposed combination, the ability to find and hire an appropriate management team for Midas Gold, the ability to integrate the operations of Midas Gold, uncertainty of resource estimates, estimates of results based on such resource estimates; risks relating to cost increases for capital and operating costs; risks relating to delays in the completion of the drilling program, risks related to the adequacy of the design of the drilling program, risks related to the ability to obtain the necessary permits, risks of shortages and fluctuating costs of equipment or supplies; risks relating to fluctuations in the price of gold; the inherently hazardous nature of mining-related activities; potential effects on Vista’s operations of environmental regulations in the countries in which it operates; risks due to legal proceedings; risks relating to political and economic instability in certain countries in which it operates; as well as those factors discussed under the headings “Uncertainty of Forward-Looking Statements” and “Risk Factors” in Vista’s latest Annual Report on Form 10-K as filed on March 16, 2010, and Quarterly Report on Form 10-Q, as filed November 9, 2010, and other documents filed with the U.S. Securities and Exchange Commission and Canadian securities regulatory authorities.  Although Vista has attempted to identify important factors that could cause actual results to differ materially from those described in forward-looking statements and forward-looking information, there may be other factors that cause results not to be as anticipated, estimated or intended.  Except as required by law, Vista assumes no obligation to publicly update any forward-looking statements or forward-looking information; whether as a result of new information, future events or otherwise.

Without limiting the foregoing, this press release uses terms that comply with reporting standards in Canada and certain estimates are made in accordance with NI 43-101. NI 43-101 is a rule developed by the Canadian Securities Administrators that establishes standards for all public disclosures an issuer makes of scientific and technical information concerning mineral projects.  All mineral resource and reserve estimates contained in this press release, including the terms “measured mineral resources,” “indicated mineral resources” and “inferred mineral resources” have been prepared in accordance with NI 43-101, and these standards differ significantly from the requirements of the United States Securities and Exchange Commission (“SEC”).  “Inferred resources” have a great amount of uncertainty as to their existence, and great uncertainty as to their economic and legal feasibility. It cannot be assumed that all or any part of an inferred resource will ever be upgraded to a higher category.  The SEC normally only permits issuers to report mineralization that does not constitute SEC Industry Guide 7 compliant “reserves” as in-place tonnage and grade without reference to unit measures.  The resource information contained in this press release is not comparable to similar information disclosed by U.S. companies. U.S. investors are cautioned not to assume that any part or all of mineral deposits in these categories will ever be converted into SEC Industry Guide 7 reserves.

For further information, please contact Connie Martinez at (720) 981-1185, or visit the Vista Gold Corp. website at www.vistagold.com.